                                                                    EXHIBIT 99.6

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER

     Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the type of number to give the payer.

------------------------------------------------------------
                                          GIVE THE NAME AND
                                           SOCIAL SECURITY
       FOR THIS TYPE OF ACCOUNT:            NUMBER OF --
------------------------------------------------------------
 1.  Individual                          The individual
 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, the
                                         first individual on
                                         the account(1)
 3.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)
 4.  a. The usual revocable savings      The grantor-
        trust (grantor is also trustee)  trustee(1)
     b. So-called trust account that is  The actual owner(1)
        not a legal or valid trust
        under state law
 5.  Sole proprietorship                 The owner(3)

------------------------------------------------------------

------------------------------------------------------------
                                          GIVE THE NAME AND
                                              EMPLOYER
                                           IDENTIFICATION
       FOR THIS TYPE OF ACCOUNT:            NUMBER OF --
------------------------------------------------------------
 6.  Sole proprietorship                 The owner(3)
 7.  A valid trust, estate, or pension   The legal entity
     trust                               (Do not furnish the
                                         identifying number
                                         of the personal
                                         representative or
                                         trustee unless the
                                         legal entity itself
                                         is not designated
                                         in the account
                                         title.)(4)
 8.  Corporate                           The corporation
 9.  Association, club, religious,       The organization
     charitable, educational or other
     tax-exempt organization
10.  Partnership                         The partnership
11.  A broker or registered nominee      The broker or
                                         nominee
12.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a state or
     local government, school district
     or prison) that receives
     agriculture program payments
------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner. The name of the business or the "doing business as" name may also be entered. Either the social security number or the employer identification number may be used.
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:
  - A corporation.
  - A financial institution.
  - An organization exempt from a tax under Section 501(a), or an individual retirement plan or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
  - The United States or any agency or instrumentality thereof.
  - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  - An international organization or any agency or instrumentality thereof.
  - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
  - A real estate investment trust.
  - A common trust fund operated by a bank under Section 584(a).
  - An entity registered at all times during the tax year under the Investment Company Act of 1940.
  - A foreign central bank of issue.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING
Payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6045, 6049, 6050A, and 6050N, and the regulations thereunder.
  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  - Payments to nonresident aliens subject to withholding under Section 1441.
  - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
  - Payments of patronage dividends where the amount received is not paid in money.
  - Payments made by certain foreign organizations.
  - Section 404(k) distributions made by an ESOP.
  Payments of interest not generally subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
  - Payments described in Section 6049(b)(5) to nonresident aliens.
  - Payments on tax-free covenant bonds under Section 1451.
  - Payments made by certain foreign organizations.
  - Mortgage or student loan interest paid by you.
  Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK "EXEMPT" IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

PRIVACY ACT NOTICE.
Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold at the applicable rate with respect to taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.
If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.
If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.
Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS
If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.